Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 4 to Registration Statement (No. 333-192852) on Form S-1 of American Energy Capital Partners – Energy Recovery Program, LP of our report dated March 20, 2015, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Dallas, Texas

April 16, 2015